Exhibit (o)(2)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jane Trust, Thomas C. Mandia, Rosemary Emmens, Marc De Oliveira and Tara Gormel, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power and authority of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or which may be required to enable each trust listed in Schedule A hereto (each a “Trust”) to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments (including post-effective amendments) to the registration statement of such Trust specified in Schedule A hereto, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned in the undersigned’s capacity as a Trustee of such Trust, any and all such amendments and registration statements filed with the Securities and Exchange Commission under said Acts, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

All past acts of such attorneys-in-fact and agents in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

As to each of the undersigned, this Power of Attorney shall be valid from the date first mentioned above until revoked by such individual.

WITNESS our hands on the date set forth below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the following persons in the capacities and as of the dates indicated.

/s/ Paul R. Ades Paul R. Ades	Trustee	July 12, 2021

/s/ Andrew L. Breech Andrew L. Breech	Trustee	July 14, 2021

/s/ Althea Duersten Althea Duersten	Trustee	July 12, 2021

/s/ Stephen R. Gross Stephen R. Gross	Trustee	July 9, 2021

/s/ Susan Heilbron Susan Heilbron	Trustee	July 9, 2021

/s/ Howard Johnson Howard Johnson	Trustee	July 14, 2021

/s/ Arnold L. Lehman Arnold L. Lehman	Trustee	July 9, 2021

/s/ Robin J.W. Masters Robin J.W. Masters	Trustee	July 10, 2021

/s/ Jerome H. Miller Jerome H. Miller	Trustee	July 9, 2021

/s/ Kenneth Miller Kenneth Miller	Trustee	July 9, 2021

/s/ G. Peter O’Brien G. Peter O’Brien	Trustee	July 14, 2021

/s/ Thomas F. Schlafly Thomas F. Schlafly	Trustee	July 9, 2021

Schedule A

to

Power of Attorney

Name of Trust	Registration Statement
Legg Mason Global Asset Management Trust	Securities Act File No. 333-162441
Legg Mason Partners Equity Trust	Securities Act File No. 33-43446
Legg Mason Partners Variable Equity Trust	Securities Act File No. 333-91278